EXHIBIT 10.2

                NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO
                   THE SOUTH CAROLINA UNIFORM ARBITRATION ACT


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT



This First Amendment ("Amendment") to the Noncompetition, Severance and Employment Agreement by and between Tommy E. Looper ("Executive") and The South Financial Group, Inc. (f/k/a Carolina First Corporation) and Carolina First Bank (collectively "Company") is entered into this 19th day of September, 2001.

WHEREAS, Company and Executive entered into the Employment Agreement dated January 10, 2000, attached hereto as Exhibit A and incorporated herein by reference ("Agreement"); and

WHEREAS, the parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. THE DEFINITION OF "CAUSE" ON PAGE 5 OF THE AGREEMENT SHALL BE AMENDED BY ADDING THE FOLLOWING NEW SUBSECTION (III) AT THE END:

         (iii) In addition to (i) and (ii) above, effective September 19, 2001, either in the absence of or after a Change in Control, (a) the acquisition, offer or agreement to acquire by Executive, individually or acting in concert with any other Person to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of, or the right to vote, any shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company in excess of 2.0% of the Company's outstanding stock as of June 30, 2001;
         (b) the solicitation by Executive, individually or acting in concert with any Person, of "proxies," or directly or indirectly becoming a "participant" or otherwise engaging in any "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) with respect to any matter not recommended or approved by a majority of the members of the Board of Directors of the Company then in office; (c) the Executive, individually or acting in concert with any Person, directly or indirectly, joining with or assisting any Person, directly or indirectly, in actively opposing, or making any statement in opposition to, any proposal submitted by the

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         Company's management to a vote of the Company's shareholders; provided, however, this provision will not restrict Executive's ability to vote any shares of stock held by Executive; (d) the Executive, individually or acting in concert with any Person, joining with or assisting any Person, directly or indirectly, in supporting or endorsing (including supporting, requesting or joining in any request for a meeting of shareholders in connection with), or making any statement in favor of, or directly or indirectly soliciting proxies (defined as above) in
         favor  of,  any  proposal   submitted  to  a  vote  of  the   Company's
         shareholders  that is  opposed  by the  Company's  management;  (e) the
         solicitation   or  initiation  of  any   communication   by  Executive,
         individually or acting in concert with any Person, regarding any acquisition offers for the Company, whether by merger, sale of assets, liquidation, exchange of shares or otherwise; (f) the failure by Executive to promptly communicate and refer any offer or inquiry received by Executive, or any Person acting in concert with Executive, concerning the possible acquisition of the Company by merger, sale of assets, liquidation, exchange of shares, or otherwise, directly and solely to the Chairman of the Board of Directors and to the Chief Executive Officer of the Company; (g) participation of Executive, individually or acting in concert with any Person, directly or indirectly, by encouragement or otherwise, in any litigation against or derivatively on behalf of the Company, except for testimony which may be required by law, and except as may occur in the ordinary course of business with respect to any loan, deposit or other transaction where Executive is dealing with the Company as a customer and except Executive's enforcement of rights under the Agreement and Amendment;
         (h) the Executive, individually or acting in concert with any Person, making any libelous or slanderous statements or undertaking any activity that discredits the Company or its reputation or goodwill, or any of its present and former agents, employees, representatives, attorneys, directors, officers, trustees, affiliated corporations, predecessors, successors and assigns, services, products, policies, or performances that are known or should be known to Executive to be or have been affiliated with the Company with respect to their activities with or business of the Company; or (i) the provision by Executive, individually or acting in concert with any Person, of any funds, services or facilities, to any Person in support of any activity by such Person that would be a violation of this paragraph if such covenants were undertaken by any such Persons.

2.       SECTION 3, "DUTIES," SHALL BE AMENDED AND RESTATED IN ITS  ENTIRETY  AS
         FOLLOWS:

         3.       ADMINISTRATIVE SUPPORT AND DUTIES.

         3.1 During the Term, Executive will be provided office space selected by the Company and commensurate with the Executive's position and duties. Such office space shall be class A space comparable to the office space provided by Company to Executive at the time this Amendment is agreed to by the parties. Company will provide Executive computer systems, software, and related technical support appropriate for Executive's position and duties. Executive's office space will be

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         supplied  with  local  and  long  distance  telephone  service,   cable
         television, and cable internet service. Company will provide an administrative support person acceptable to Executive and Stephen L. Chryst. Such administrative support person shall report to Executive and Stephen L. Chryst shall be entitled to compensation (including
         annual   compensation   increases)   benefits  generally  available  to
         similarly situated employees of Carolina First Bank.

         3.2 Executive shall report to the Chief Executive Officer of The South Financial Group, Inc. Executive agrees that during the Term hereof, he will devote a substantial portion of his working time, attention, and energies to such job duties as are assigned to Executive by the Chief Executive Officer, appropriate for an executive with the compensation and stature of Executive and reasonably and mutually acceptable to Executive and Company. Such acceptance will not be unreasonably withheld by Executive or the Company. Executive shall not, without the prior written consent of the Company and as provided in Section 10 of the Agreement, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliates of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of his duties hereunder. Executive may continue to serve on the boards of directors for which he is currently a member, and any other boards of directors approved in writing by the Chief Executive Officer of the Company. The Company shall incur no obligations as a result of Executive's service on such other boards of directors. Executive is not authorized to take any action on behalf of or obligate the Company without the written consent of the Chief Executive Officer of The South Financial Group, Inc.


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3.       SECTION 4, "TERM," SHALL  BE AMENDED AND  RESTATED IN ITS  ENTIRETY  AS
         FOLLOWS:

         4. TERM. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a term of five (5) years ("Term") commencing at the Effective Time. Except for the obligations under
         Section 6.9 and 6.10, this Agreement shall terminate upon the expiration of such Term.

4. SECTION 6.1, "ANNUAL SALARY," SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

         6.1 ANNUAL SALARY. During the Term hereof, the Company shall pay to Executive an annual base salary established by the Board which for the first year of the Term will not be less than Two Hundred Sixty Five Thousand Dollars ($265,000.00). Executive's salary will be reviewed by the Board at the beginning of each of its calendar years and, in the sole discretion of the Board, may be increased for such year; provided, however, that on each January 1, during the remaining portion of the Term hereof, Executive's annual base salary shall be increased by five percent (5%) and provided further that Executive's annual base salary can only be increased and cannot be reduced. Following a Change in Control, Executive's annual base salary shall be increased annually by a percentage at least equal to the average annual increase over the past three years, but in no event shall the increase be less than five percent (5%) and during the Term hereof cannot be reduced.

5. SECTION 6.7, "AUTOMOBILE," SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

         6.7 AUTOMOBILE. During the Term, the Company also agrees to provide Executive with a Company-paid automobile, consistent with the model of automobile provided to other senior managers and allow Executive to trade automobiles every three (3) years. Company will pay for all gasoline, maintenance and repairs, insurance, washing and all upkeep of such Company automobile. Company will pay Executive a tax "gross-up" amount approximately equal to the federal and state income tax payable by Executive on imputed taxable income for personal use of such Company automobile.



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6.       SECTION  6.8, "CLUBS," SHALL BE AMENDED BY ADDING THE  FOLLOWING TO THE
         END OF SECTION 6.8.

         Effective September 19, 2001, until the end of the Term, in lieu of dues for one business club membership, the Company will provide use of four (4) season tickets for University of South Carolina home football games and membership in the Silver Spur Club.

7. SECTION 6.9, "SUPPLEMENTAL RETIREMENT PAYMENT," SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

         6.9 SUPPLEMENTAL RETIREMENT PAYMENT. In the event of a Change in Control, a termination by Executive pursuant to Section 5.2(iii), or the Executive completes two (2) years of active employment under this Agreement, the Company will make an annual supplemental retirement payment of Two Hundred Thousand Dollars ($200,000.00) beginning on Executive's sixty-fifth (65th) birthday or Executive's death, whichever first occurs, and continuing for fifteen (15) years to Executive; provided, however, in the event of Executive's death prior to the end of such fifteen (15) year period, the supplemental retirement payment will be paid or continue to be paid to Executive's estate or designated beneficiary, if any, for the remainder of such fifteen (15) year period.

8. SECTION 8, "CONFIDENTIALITY," SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

         8. CONFIDENTIALITY. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all tangible Confidential Information supplied to, obtained by, or created by Executive in connection with his employment with the Company or his service on the Company's Board of Directors or any committee of the Board of Directors hereunder (including all originals and copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control. Payments due Executive under the Agreement or this Amendment shall be discontinued in the event Executive breaches the provisions of this Section 8; provided that Executive has received

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         written  notice from  Company of such  breach and such  breach  remains uncured thirty (30) days after the delivery of such notice. If there is a disagreement between the parties as to whether Executive has breached this Section 8, then after the above thirty-day period, if such breach remains uncured in Company's opinion, Company may suspend payments to Executive and instead, make such payments to an escrow account to be established for this purpose. The parties agree in such event that the dispute shall be resolved according to Section 14, or, in the event of a Change in Control, Section 15.

9. SECTION 9, "NONSOLICITATION AND NONCOMPETITION AGREEMENT," SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

         9. NONCOMPETITION AND NONSOLICITATION AGREEMENT. During the Term of this Agreement and for a period of five (5) years from the date of Executive's termination of employment with the Company, pursuant to
         Section 5.1 or by Executive pursuant to Section 5.2 ("Noncompete Period"), Executive shall not enter into an employment relationship or a consulting arrangement with any other federally insured depository institution headquartered or having a physical presence in the counties of North Carolina, South Carolina, or Florida in which the Company has a business location (hereinafter a "competitor"). The obligations contained in this Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. Notwithstanding the above, Executive shall be allowed to participate in and provide the following services to Persons not engaged in banking or financial services:

          (a) Business brokerage (acting as an intermediary in buying and selling businesses);

          (b) Third party negotiation (negotiating as a representative of a company or persons);

          (c)  Private Placements (arranging equity or debt for companies);

          (d) Initial IPO advice (advice to companies on initial public offerings of their securities);

          (e)  Company valuations (determining value of companies);

          (f)  Fairness    opinions    (determining    fairness   of   financial
               transactions);

          (g) Financial counseling (advice on all financial matters in a business concern); and

          (h)  General business advice.

         In addition, Executive may offer the above services to banking or financial services businesses upon the written consent of the Board of Directors of The South Financial Group, Inc. Also, the above limitations shall not apply to any directorships held by Executive as of the date of this Amendment.

         9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity, including but not limited to a competitor, (i) induce or attempt to induce any employee of Company to leave the employ of Company, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire or offer to hire any person who was an employee of Company or any subsidiary within ninety (90) days of date the former employee was terminated by the Company or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation with Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation of Company or do business with a competitor.

         9.2 If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this
         Section 9 are reasonable.

         9.3 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

10. Company shall not, during or following the Term of this Agreement, make any statement or take any action reasonable construed to disparage, libel, or slander Executive.

11. Executive hereby affirms that as of the date of this Amendment, he has no claims of any kind or nature, including but not limited to, claims under the Agreement, which can or could be asserted against the Company and its affiliates or any of their shareholders, directors, officers, employees, agents, or assigns.
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IN WITNESS WHEREOF,  this First Amendment is signed by the parties  effective as of the date state above.

                                            EMPLOYEE:

                                            /s/ Tommy E. Lopper
                                            -------------------------------
                                            TOMMY E. LOOPER


                                            THE SOUTH FINANCIAL GROUP, INC.

                                            /s/ Mack I. Whittle, Jr.
                                            ------------------------------
                                            MACK I. WHITTLE, JR.
                                            CHIEF EXECUTIVE OFFICER


                                            CAROLINA FIRST BANK

                                            /s/ Mack I. Whittle, Jr.
                                            ------------------------------
                                            MACK I. WHITTLE, JR.
                                            CHIEF EXECUTIVE OFFICER